Exhibit 99.1

Turning Point Brands Announces Second Quarter 2026 Results

●	Q2 2026 Modern Oral Gross Revenue increased 149% to $87.0 million and Net Sales increased 128% to $68.4 million. Accounting for 48% of total company net sales, up from 26% in Q2 2025
●	Raising FY 2026 Modern Oral Gross and Net Sales guidance

LOUISVILLE, KY – August 4, 2026 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the second quarter ended June 30, 2026.

Q2 2026 Financial Highlights

(All results reflect comparisons to prior-year period)

●	Total Consolidated Net Sales increased 22.6% to $142.9 million
o	Stoker's segment Net Sales increased 54.5%
o	Zig-Zag segment Net Sales decreased 24.8%
●	Gross Profit increased 40.6% to $93.7 million driven by Modern Oral growth and a tariff refund; adjusting for the out of period COGS related to the tariff refund, gross profit was $81.5 million
●	Net Income decreased 75.2% to $3.6 million
●	Adjusted EBITDA decreased 50.0% to $15.2 million inclusive of strategic sales and marketing investments (see Schedule A for a reconciliation to Net Income)
●	Diluted EPS of $0.18 and Adjusted Diluted EPS of $0.23 compared to $0.79 and $0.98 respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

“We delivered another strong quarter, highlighted by continued growth in Modern Oral.” said Graham Purdy, President and CEO. “We believe our investments in retail distribution, commercial capabilities and brand development are translating into stronger consumer adoption and expanding market access for both FRE and ALP. The progress we're making today positions us to capitalize on the continued shift in nicotine consumption toward modern oral to maximize long-term shareholder value."

Stoker’s Products Segment (75% of total net sales in the quarter)

For the second quarter, Stoker’s segment net sales increased 54.5% from the prior year to $107.6 million, driven by triple-digit growth in Modern Oral net sales.

For the quarter, Stoker’s segment gross profit increased 63.3% from the prior year to $71.1 million. Adjusting for the out of period COGS related to a tariff refund, gross profit increased 40.7% to $61.2 million year-over-year. Adjusted gross profit as a percentage of net sales decreased to 56.9% for the three months ended June 30, 2026, from 62.5% for the three months ended June 30, 2025, due to higher chain penetration.

Zig-Zag Products Segment (25% of total net sales in the quarter)

For the second quarter, Zig-Zag segment net sales decreased 3.5% to $35.4 million compared to the first quarter 2026.

For the quarter, Zig-Zag segment gross profit decreased 2.1% from the prior year to $22.6 million. Adjusting for the out of period COGS related to the tariff refund, gross profit was $20.3 million. Adjusted gross profit as a percentage of net sales increased to 57.3% for the three months ended June 30, 2026, from 49.1% for the three months ended June 30, 2025, driven primarily by product mix.

Performance Measures in the Second Quarter

Investment in the quarter focused on sales and marketing efforts to support distribution and brand building. In the second quarter, consolidated selling, general and administrative (“SG&A”) expenses increased 91.1% from the prior year to $76.9 million, inclusive of Modern Oral-related sales and marketing investments and increased outbound freight costs.

As of June 30, 2026, ending cash was $268.3 million and net debt was $31.7 million, inclusive of approximately $59.6 million of equity raised during the quarter to support long term strategic objectives. The company’s total liquidity is $339.0 million, which includes $70.7 million of availability on an asset backed revolving credit facility.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

 2026 Outlook

●	Projected full year Modern Oral Gross Sales of $330-$350 million up from $280-$300 million
●	Projected full year Modern Oral Net Sales of $260-$270 million up from $210-$225 million
●	Projected full Year Adjusted EBITDA of $70-90 million, inclusive of investment in Modern Oral sales, marketing, and trade promotions

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 9:00 a.m. Eastern on Tuesday, August 4, 2026. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (833) 461-5787 (International Dial-Ins) and follow the audio prompts after typing in the event ID: 335968790. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.  Also note that a reconciliation of forward-looking non-GAAP measures, including EBITDA, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation.

About Turning Point Brands, Inc.

Turning Point Brands, Inc. (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic brand portfolio, including Zig-Zag®, Stoker’s®, FRE®, and ALP®. TPB’s products are available in more than 220,000 retail outlets in North America and on sites such as www.zigzag.com, www.frepouch.com, and www.alppouch.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

This press release contains TPB’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management and are subject to completion of TPB's customary quarter-end closing and review procedures and third-party review. As a result, TPB's reported information in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding TPB's financial condition and results of operations for the quarter ending June 30, 2026 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of TPB's full second quarter 2026 results when such results are disclosed by TPB in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended June 30,
	2026	2025
Net sales	$142,960	$116,634
Cost of sales	49,256	50,011
Gross profit	93,704	66,623
Selling, general, and administrative expenses	76,991	40,296
Operating income	16,713	26,327
Other expense, net	63	-
Interest expense, net	4,251	5,140
Investment loss (gain)	1,089	(78)
(Income) loss from equity method investment	(2,674)	61
Income before income taxes	13,984	21,204
Income tax expense	3,683	4,244
Consolidated net income	10,301	16,960
Net income attributable to non-controlling interest	6,703	2,480
Net income attributable to Turning Point Brands, Inc.	$3,598	$14,480

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.18	$0.81
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.18	$0.79
Weighted average common shares outstanding:
Basic	19,890,588	17,920,567
Diluted	20,160,795	18,321,913

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)
(unaudited)

	June 30,	December 31,
ASSETS	2026	2025
Current assets:
Cash	$268,307	$222,760
Accounts receivable, net of allowances of $244 in 2026 and $206 in 2025	22,698	25,726
Inventories, net	133,434	107,989
Other current assets	75,695	60,675
Total current assets	500,134	417,150
Property, plant, and equipment, net	39,703	36,247
Right of use assets	15,689	14,480
Deferred financing costs, net	858	1,180
Goodwill	135,830	136,097
Other intangible assets, net	63,419	64,042
Master Settlement Agreement (MSA) escrow deposits	29,684	29,887
Other assets	69,879	64,667
Total assets	$855,196	$763,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,292	$20,420
Accrued liabilities	52,924	54,587
Total current liabilities	88,216	75,007
Deferred tax liabilities, net	7,851	8,289
Notes payable and long-term debt	294,145	293,625
Other long-term liabilities	-	4,138
Lease liabilities	10,960	10,708
Total liabilities	401,172	391,767

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,833,181 issued shares and 20,048,922 outstanding shares at June 30, 2026, and 20,589,527 issued shares and 19,132,384 outstanding shares at December 31, 2025	225	216
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	241,320	203,627
Cost of repurchased common stock (784,259 shares at June 30, 2026 and 1,457,143 shares at December 31, 2025)	(21,171)	(47,637)
Accumulated other comprehensive loss	(1,975)	(1,563)
Accumulated earnings	211,699	199,661
Non-controlling interest	23,926	17,679
Total stockholders’ equity	454,024	371,983
Total liabilities and stockholders’ equity	$855,196	$763,750

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$24,243	$32,751
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	-	1,235
Loss on sale of property, plant, and equipment	-	45
(Income) loss from equity method investment	(5,657)	211
Loss (gain) on investments, net	1,224	(17)
Depreciation and other amortization expense	3,808	2,893
Amortization of other intangible assets	627	612
Amortization of deferred financing costs	842	872
Deferred income tax expense	(398)	2,716
Stock compensation expense	5,639	3,292
Noncash lease income	(1,623)	(728)
Changes in operating assets and liabilities:
Accounts receivable	2,671	(20,504)
Inventories	(25,701)	(8,604)
Other current assets	(15,060)	(5,486)
Other assets	(46)	(4,087)
Accounts payable	13,564	14,187
Accrued liabilities and other	(65)	9,842
Net cash provided by operating activities	$4,068	$29,230

Cash flows from investing activities:
Capital expenditures	$(5,227)	$(6,176)
Payment for equity investments	(1,450)	(2,783)
Purchases of investments	(3,833)	(4,079)
Proceeds from sale of investments	3,850	4,460
MSA escrow deposits, net	5	(48)
Purchase of option agreement	(4,940)	-
Net cash used in investing activities	$(11,595)	$(8,626)

Cash flows from financing activities:
Redemption of 2026 Notes	$-	$(250,000)
Proceeds from 2032 Notes	-	300,000
Equity offering proceeds	59,549	-
Tax distribution	(2,500)	-
Payment of dividends	(3,270)	(2,731)
Payment of financing costs	-	(7,251)
Exercise of options	324	4,921
Redemption of options	-	(33)
Redemption of restricted stock units	(330)	(1,970)
Redemption of performance based restricted stock units	(1,014)	(2,624)
Net cash provided by financing activities	$52,759	$40,312

Net increase in cash	$45,232	$60,916
Effect of foreign currency translation on cash	$292	$20

Cash, beginning of period:
Unrestricted	$222,760	$48,941
Restricted	1,914	1,961
Total cash at beginning of period	$224,674	$50,902

Cash, end of period:
Unrestricted	$268,307	$109,925
Restricted	1,891	1,913
Total cash at end of period	$270,198	$111,838

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income (loss) excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures. Note that a reconciliation of forward-looking non-GAAP measures, including EBITDA, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2026	2025
Net income attributable to Turning Point Brands, Inc.	$3,598	$14,480
Add:
Interest expense, net	4,388	5,140
Income tax expense	3,974	4,244
Depreciation expense	939	842
Amortization expense	1,429	1,048
EBITDA	$14,328	$25,754
Components of Adjusted EBITDA
Corporate restructuring (a)	133	-
Stock based compensation (b)	2,701	1,628
Transactional expenses and strategic initiatives (c)	94	569
Non-recurring legal (d)	667	504
FDA PMTA (e)	3,170	1,651
Mark-to-market loss (gain) on Canadian inter-company note (f)	598	(665)
Tariff adjustment (g)	(8,475)	-
Manufacturing start-up costs (h)	657	-
Honorarium (i)	63	-
Non-cash asset impairment (j)	1,307	908
Gain on investment (k)	-	(714)
Non-recurring freight (l)	-	837
Adjusted EBITDA	$15,243	$30,472

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(c)	Represents the fees incurred for transaction expenses.
(d)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”). The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a one-time resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.
(f)	Represents a mark-to-market loss (gain) attributable to foreign exchange fluctuation.
(g)	Represents adjustment to current period costs of goods sold to exclude tariffs subject to refund or refunded.
(h)	Represents non-recurring expenses incurred during the start-up of manufacturing lines.
(i)	Represents an honorarium gift included in other expense, net.
(j)	Represents impairment of investment assets.
(k)	Represents gain on investments.
(l)	Represents elevated non-recurring outbound freight costs due to ERP transition.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2026		June 30, 2025
	Adjusted Net Income	Adjusted Diluted EPS	Adjusted Net Income	Adjusted Diluted EPS
GAAP Net Income and Diluted EPS	$3,598	$0.18	$14,480	$0.79

Corporate restructuring (a)	98	0.00	-	-
Stock based compensation (b)	1,990	0.10	1,302	0.07
Transactional expenses and strategic initiatives (c)	69	0.00	455	0.02
Non-recurring legal (d)	491	0.02	403	0.02
FDA PMTA (e)	2,335	0.12	1,321	0.07
Mark-to-market gain on Canadian inter-company note (f)	441	0.02	(532)	(0.03)
Tariff adjustment (g)	(6,243)	(0.31)	-	-
Manufacturing start-up costs (h)	484	0.02	-	-
Honorarium (i)	46	0.00	-	-
Non-cash asset impairment (j)	963	0.05	726	0.04
Gain on investment (k)	-	-	(571)	(0.03)
Non-recurring freight (l)	-	-	669	0.04
Tax benefit (m)	400	0.02	(265)	(0.01)
Adjusted Net Income and Adjusted Diluted EPS	$4,672	$0.23	$17,988	$0.98

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(c)	Represents the fees incurred for transaction expenses.
(d)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”). The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a one-time resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.
(f)	Represents a mark-to-market loss (gain) attributable to foreign exchange fluctuation.
(g)	Represents adjustment to current period costs of goods sold to exclude tariffs subject to refund or refunded.
(h)	Represents non-recurring expenses incurred during the start-up of manufacturing lines.
(i)	Represents an honorarium gift included in other expense, net.
(j)	Represents impairment of investment assets.
(k)	Represents gain on investments.
(l)	Represents elevated non-recurring outbound freight costs due to ERP transition.
(m)	Represents adjustment from quarterly tax rate to quarterly projected tax rate of 22% in 2026 and 21% in 2025.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238